As filed with the Securities and Exchange Commission on July 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5211 (Primary Standard Industrial Classification Code Number)	27-3730271 (I.R.S. Employer Identification Number)

2233 Lake Park Drive

Smyrna, Georgia 30080

(404) 471-1634

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trevor S. Lang

Executive Vice President and Chief Financial Officer

Floor & Decor Holdings, Inc.

2233 Lake Park Drive

Smyrna, Georgia 30080

(404) 471-1634

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Monica Shilling, Esq. Proskauer Rose LLP 2049 Century Park East, Suite 3200 Los Angeles, CA 90067 Tel (310) 557-2900 Fax (310) 557-2193	Copies to: David V. Christopherson, Esq. Senior Vice President, Secretary and General Counsel Floor & Decor Holdings, Inc. 2233 Lake Park Drive Smyrna, GA 30080 Tel (404) 471-1634 Fax (404) 393-3540	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Stelios G. Saffos, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Tel (212) 906-1297 Fax (212) 751-4864

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-219325

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, $0.001 par value per share	1,976,332	$40.00	$79,053,300	$9,162.28

(1)                                     Represents only the additional number of shares of common stock being registered and includes the additional shares of common stock that the underwriters have the option to purchase. This does not include the 10,350,000 shares of Class A common stock registered under the registration statement originally declared effective on July 19, 2017 (File No. 333-219325) (“Prior Registration Statement”). Includes 257,782 shares that may be purchased by the underwriters to cover the underwriters' option to purchase additional shares of common stock from the selling stockholders.

(2)                                     The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Company previously registered securities with an aggregate offering price not to exceed $395,266,500 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on July 19, 2017. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $79,053,300 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Floor & Decor Holdings, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 1,976,332 shares of the Company’s Class A common stock, par value $0.001 per share. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-219325) (including the exhibits thereto), declared effective on July 19, 2017 by the U.S. Securities and Exchange Commission.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith. The Company certifies to the Commission that the Company (or its agent) has so instructed its bank or a wire transfer service to pay the Commission; that it will not revoke such instructions; and that it has sufficient funds in the relevant account to cover the amount of the filing fee.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Smyrna, Georgia, on July 20, 2017.

FLOOR & DECOR HOLDINGS, INC.

By:	/s/ THOMAS V. TAYLOR
Thomas V. Taylor
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS V. TAYLOR	Chief Executive Officer (Principal Executive	July 20, 2017
Thomas V. Taylor	Officer) and Director

/s/ TREVOR S. LANG	Executive Vice President and Chief Financial	July 20, 2017
Trevor S. Lang	Officer (Principal Financial and Accounting
Officer)

*
Norman H. Axelrod	Chairman of the Board	July 20, 2017

*
George Vincent West	Vice Chairman of the Board	July 20, 2017

*
Brad J. Brutocao	Director	July 20, 2017

*
Michael Fung	Director	July 20, 2017

*
David B. Kaplan	Director	July 20, 2017

*
Rachel H. Lee	Director	July 20, 2017

*
John M. Roth	Director	July 20, 2017

*
Peter M. Starrett	Director	July 20, 2017

*
Richard L. Sullivan	Director	July 20, 2017

*
Felicia D. Thornton	Director	July 20, 2017

*By:	/s/ DAVID V. CHRISTOPHERSON
David V. Christopherson
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the signature page to the Draft Registration Statement on Form S-1 confidentially submitted to the SEC on July 10, 2017 and incorporated herein by reference)

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